EXHIBIT 99.1


 DIAL THRU INTERNATIONAL MANAGEMENT CONVERTS DEBT TO EQUITY IN A SHOW OF CONFIDENCE IN THE COMPANY'S FUTURE


 LOS ANGELES, October 7, 2004 - Dial Thru International Corp. (Nasdaq OTCBB:
 DTIX.OB) today reported that its president and chief executive officer, chief financial officer, and a member of its board of directors converted a significant amount of the convertible notes held by them into shares of the company's common stock, demonstrating their confidence in the future growth of the company.

 The company reported that on September 20, Dial Thru International President and Chief Executive Officer John Jenkins, Chief Financial Officer Allen Sciarillo and Director Lawrence Vierra converted $877,500 of convertible debt to 6,750,000 shares of common stock. The amount of convertible debt in the transaction represented approximately one-third of the company's total convertible debt owed to these executives.

 "By converting large portions of our debt to Dial Thru International's common stock, we are demonstrating in a very tangible way our confidence in the positive growth prospects of the company," said John Jenkins, president and chief executive officer. "Dial Thru International is emerging as a leading provider of VoIP services both domestically and internationally with a network spanning 15 countries on five continents."

 Dial Thru International's Chief Financial Officer, Allen Sciarillo said, "The conversion of a meaningful portion of management's convertible notes improves our balance sheet and reduces our monthly interest expense, allowing us to invest more working capital in operations with a goal of further improving performance".


 About Dial Thru International

 Founded in 1997, Dial Thru International provides value added VoIP (Voice over Internet Protocol) communication services to customers, both domestically and internationally. Dial Thru International has become a leading provider of proven, high-quality Internet telephony products, services and infrastructure for service providers, businesses and individuals worldwide. The company's VoIP offerings include PC-to-phone, phone-to-phone and broadband phone solutions. Dial Thru International's network spans more than 15 countries on five continents.

 The company also provides a robust back-office suite of products, including billing, operations management, marketing support, inventory management, accounts payable, accounts receivable, sales force automation, commission management, trouble ticket reporting and network management on line, so that any business customer can manage his telecommunications system in a real time environment. For more information about Dial Thru International, please visit www.dialthru.com.

 Dial Thru International Corporation "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "Forward-Looking Statements" within the meaning of The Private Securities Litigation Act of 1995. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy in general; protection of the company's proprietary technology or infringement by the company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding VoIP and Telecommunications; and other factors set forth in Dial Thru International's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting Dial Thru International, refer to the annual Report on Form 10-K filed by Dial Thru International with the SEC.

 CONTACT:  John Jenkins
           President and CEO
           Dial Thru International Corp.
           (310) 566-1700